UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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PC CONNECTION, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PC CONNECTION, INC. ANNOUNCES THE ADDITION OF AUDIO WEBCAST AND TELECONFERENCE CAPABILITIES FOR ITS 2020 ANNUAL MEETING OF STOCKHOLDERS

PC Connection, Inc. (“Connection” or “the Company”) has determined, due to the coronavirus pandemic and the public health and travel concerns our stockholders may have,  to add audio webcast and teleconference capabilities for its 2020 Annual Meeting of Stockholders to be held on Wednesday, May 27, 2020 at 10:00 a.m. at the Company’s corporate headquarters, at 730 Milford Road, Merrimack, NH 03054 (the “Annual Meeting”).

Although audio webcast and teleconference capabilities have been added in order to enable stockholders who wish to listen to the Annual Meeting to do so without attending the Annual Meeting, the Annual Meeting details and voting instructions remain as described in the Notice of Annual Meeting of Stockholders previously distributed on or about May 8, 2020 (the “Notice”).  Therefore, while stockholders will be able to listen in to the meeting via audio webcast or teleconference, stockholders will not be able to vote or revoke a proxy via the audio webcast or teleconference. Therefore, to ensure that your vote is counted at the Annual Meeting, the company encourages its stockholders to complete and return the proxy card included with the Notice, or through your broker, bank or other nominee’s voting instruction form.

To listen to the audio webcast, stockholders should visit https://edge.media-server.com/mmc/p/2omsfch3. To listen by teleconference, stockholders should dial 1-877-776-4016 domestically, or 1-973-638-3231 internationally and use the following meeting ID 4088544.

This information is also posted on Connection’s website at https://ir.connection.com.

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